Gene Logic Updates Outlook for 2003—page 1

For further information, please contact:

Gene Logic Inc.
Robert G. Burrows (investors/media)
Director, Corporate Communications
301.987.1824
Email: rburrows@genelogic.com

Gene Logic Updates Outlook for 2003

GAITHERSBURG, Md.—September 23, 2003—Gene Logic Inc. (Nasdaq: GLGC) today announced that it expected revenues for 2003 to be in the range of $72 to $76 million on a pro forma basis, which is lower than previously announced. Pro forma revenue is determined as if the Company’s April 1, 2003 acquisition of TherImmune, Inc. had occurred on January 1, 2003. Actual revenue for 2003 is expected to be in the range of $65 to $69 million.

Mark D. Gessler, Chairman and CEO commented, “Our revised outlook reflects the effect of continued soft spending in pharmaceutical research. In addition, we have experienced unexpected delays in biotechnology company and government projects for our contract study services due to continued weak capital markets and other factors affecting life science research.”

Mr. Gessler added, “The core of our information services business remains solid and the integration of our new development services business remains on schedule. Over the longer term, we believe market conditions will improve, and we are confident that we are creating a unique value-added position in the marketplace through our combined offering of genomic information services and conventional contract services.”

The Company will discuss this press release during its presentation at the UBS Global Life Sciences Conference in New York on Tuesday, September 23, 2003, at 3:30 p.m. Eastern. The audio presentation will be webcast live and a replay of the presentation will be available for 30 days; both will be accessible from the Investor section of the Company website at www.genelogic.com.

Gene Logic Overview
Gene Logic is a contract service provider to pharmaceutical, biotechnology, and institutional researchers worldwide combining extensive experience in sample collection and data analysis of gene expression information and expertise in preclinical safety and pharmacology studies and clinical trial consulting services. Service offerings are designed to improve the predictive value of research and pharmaceutical product development success rates. For more information, visit www.genelogic.com or call toll-free – 1/800/GENELOGIC.

Gene Logic Updates Outlook for 2003—page 2

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended. Such statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “goals,” “hopes,” “strategies,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These statements are based on management’s current expectations and involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements and the Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release. Those risks and uncertainties include, but are not limited to: the extent of utilization of genomic information by the pharmaceutical and biotechnology industry in research and product development; our ability to retain existing and obtain additional customers in a timely manner; capital markets and other economic conditions adversely affecting the purchasing patterns of pharmaceutical and biotechnology companies; risks relating to the development of genomic information products and their use by existing and potential customers and ultimate consumers; our reliance on sole source suppliers; our ability to limit our losses and become profitable; our ability to timely supply customers with additional data for existing products and updated or new general and customer-specific products; our ability to successfully integrate TherImmune’s operations, technology and personnel with ours (including our ability to adequately manage resources of the joint companies); our ability to retain and continue to meet the needs of TherImmune’s customers; our success in realizing the anticipated economic benefits of the TherImmune acquisition (including increased sales of our products and services to present and future customers of both companies); our ability to comply with regulatory requirements (including those applicable to TherImmune’s business); the potentially depressive effect of sales of Gene Logic stock issued to the TherImmune shareholders in the merger; our ability to retain key employees; our continued access to necessary human and animal tissue samples; the impact of technological advances and competition; our ability to enforce our intellectual property rights and the impact of intellectual property rights of others; economic conditions in the pharmaceutical and biotechnology industries; outsourcing trends in the pharmaceutical and biotechnology industries; competition within the drug development services outsourcing industry; levels of industry research and development spending; the fixed price nature of certain cro services contracts; the loss of large cro services contracts; dependence on collaborative relationships; continued growth in demand for bioanalytical services; our ability to provide our contract research services in a timely, efficient, effective manner; rapid technological advances that make our drug discovery and development products and services less competitive; as well as other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Note: Gene Logic, GeneExpress the Gene Logic logo and ToxExpress are all registered trademarks used by Gene Logic Inc.

# # #